SEPARATION AGREEMENT
                             ---------------------


     This Separation Agreement (this "Agreement") is made and entered into as of October 31, 1997 by and between Iwerks Entertainment, Inc., a Delaware corporation (the "Company"), and, Jon Corfino, an individual ("Executive").


                                   RECITALS:

     A. Iwerks Entertainment Inc. (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Corporation's Board of Directors (the "Board") recognizes the possibility of a change in management personnel or a change in control of the Corporation may exist and that such possibility, and that such uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

     B. The Board has decided to reinforce and encourage the continued attention and dedication of members of the Corporation's management to their assigned duties without distraction arising from the possibility of a change in management of control of the Corporation.

     C. In order to induce Executive to remain in its employ, the Corporation has entered into this Agreement with Executive.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as set forth below.

     1. TERMINATION BY THE COMPANY FOR "CAUSE" OR VOLUNTARILY BY EXECUTIVE. The Company may terminate Executive's employment at any time with or without Cause, and Executive may terminate his or her employment at any time for any reason, in each case by delivery of written notice to the other party. If the Company terminates Executive's employment with the Company for Cause or if Executive terminates such employment by reason of disability, death or voluntary resignation, then Executive shall be entitled to receive all salary and benefits (including vacation, death, disability and medical benefits, if any, to the extent such benefits are accorded to Executive under the Company's benefit plans maintained for employees generally) accrued and payable to him or her with respect to services rendered through the date of termination and shall be entitled to no additional separation or severance payment hereunder. Further, in such case, this Agreement shall have no effect on, and shall not be deemed to amend or modify, any of the terms of any stock option granted to Executive by the Company through the date of termination (collectively, the "Options") and Executive's rights thereunder shall be limited to the terms and conditions set forth in the applicable stock option agreement evidencing such Options. For purposes of this Agreement, "Cause" shall mean and be limited

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to the following events: (i) an act of fraud, embezzlement or similar conduct by Executive involving the Company; or (ii) any action by Executive involving the arrest of Executive for violation of any criminal statute constituting a felony or a misdemeanor involving moral turpitude if the Board reasonably determines that the continuation of Executive's employment after such event would have an adverse impact on the operations or reputation of the Company in the financial community; or (iii) gross misconduct or habitual negligence in the performance of Executive's duties, or (iv) an act constituting a breach of Executive's fiduciary duty to the Corporation under the Delaware General Corporation Law, or (v) a continuing, repeated willful failure or refusal by Executive to perform his duties; PROVIDED, HOWEVER, that termination shall not be deemed to be for Cause under this subclause (v) unless Executive shall have first received written notice from the Board advising Executive of the specific acts or omissions alleged to constitute a failure or refusal to perform and such failure or refusal to perform continues after Executive shall have had a reasonable opportunity to correct the acts or omissions cited in such notice.

     2. TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. Subject to the provisions of Section 4 below, if the Company terminates Executive's employment with the Company other than for Cause or if the Company causes a Defacto Termination of Executive (as defined below) (each a "Separation Termination"), Executive shall receive the "Separation Package." As used herein, the "Separation Package" shall consist of (i) a cash amount equal to the base salary which would have been payable to Executive over six months (computed at the annual rate in effect at the date of the Separation Termination), plus (ii) a cash amount equal to the pro rated portion of the performance bonus (computed by reference to the actual number of days Executive is employed during the applicable fiscal year) which would have been paid to Executive under the Company's performance bonus plan for the fiscal year in which the Separation Termination occurs (if any such plan is then in effect) if Executive's employment had continued through the end of the fiscal year and the Company had achieved 100% of its scheduled performance goals, plus (iii) paid up COBRA benefits for Executive and his or her family for the 12 months following the date of the Separation Termination. Further, notwithstanding any contrary provision in the applicable stock option agreement, all Options which are not vested as of the date of the Separation Termination shall become vested and immediately execisable and all Options held by Executive as of the date of the Separation Termination (including those which become exercisable solely as a result of the provisions of this sentence) shall remain exercisable for a period of 12 months following the date of the Separation Termination. For purposes of this paragraph, "Defacto Termination" shall include any of the following events: (i) the Company shall reduce the Executive's base salary in an aggregate amount in excess of 10% from that paid in the prior fiscal year, except as part of a general reduction of executive officers compensation in general; (ii) the Company shall fail to cause Executive to remain an executive officer of the Company; (iii) Executive shall not be afforded the authority, powers, responsibilities and privileges customarily accorded to an executive with his or her title; or (iv) the Company shall require Executive's primary services to be rendered in an area other than the Company's principal offices in the greater Los Angeles metropolitan area.

     3. CHANGE IN CONTROL. The following provisions shall be applicable in the case of an occurrence of a Change in Control of the Company:

          3.1 Executive may (but shall not be obligated to) terminate his or her employment with the Company effective 30 days after the giving of such notice given at any time

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commencing with the sixth month anniversary of such Change in Control and terminating on the one year anniversary of the Change in Control, and receive the payments provided for in Section 3.3 hereof.

          3.2 If the Company terminates Executive's employment for any reason (including death, disability, Cause, without Cause or in the case of a Defacto Termination) at any time within the one year period following the date of a Change in Control, then Executive shall be entitled to the payments provided for in Section 3.3 hereof.

          3.3 In the circumstances described in Sections 3.1 and 3.2 above, Executive shall be entitled to and receive the Separation Package.

          3.4 In addition to any amounts payable to Executive pursuant to Sections 3.1 and 3.2 above, and without regard to whether Executive's employment is terminated following a Change in Control, upon the occurrence of a Change in Control, all Options then held by Executive which are not yet vested shall vest as of the date of a Change in Control and shall become immediately exercisable. Further, all Options that are exercisable as of the date of such Change in Control (including those which do so as a result of the provisions of the preceding sentence) shall remain so for 12 months following the date of such Change in Control.

          3.5 For purposes of this Agreement, a Change in Control shall mean:

               3.5.1 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of more than 25% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); PROVIDED, HOWEVER, that neither of the following acquisitions shall constitute a Change in Control:
(i) any acquisition by the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               3.5.2 Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the stockholders of the Company, shall be approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

               3.5.3 Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (i) more than 60% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be the Company (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly

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or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownership of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation; (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 25% or more of the combined voting power of the Resulting Corporation Voting Securities; and (iii) at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               3.5.4 Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 60% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 25% or more of the combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 25% or more of the combined voting power or, Buyer Voting Securities; and (z) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition or assets of the Company.

     4. PAYMENT OF TERMINATION AMOUNTS. All amounts payable to Executive pursuant to Sections 1, 2 or 5 hereof, shall be paid to Executive in a lump sum on the second business day following termination of Executive's employment with the Company.

     5. STOCK AND SIMILAR RIGHTS. Except with regard to the vesting and exercise dates of Options as set forth in other Sections of this Agreement, Executive's rights under any other agreement or plan under which stock options, restricted stock or similar awards are granted shall be determined in accordance with the terms and provisions of such plans or agreements.

     6. NO MITIGATION OR OFFSET. Payment of any sum under this Agreement shall not be subject to any claim of mitigation nor shall the Company be entitled to any right of offset with respect thereto.

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     7.   GENERAL RELEASE.  As a condition to the payment of the Separation
Package, Executive shall execute and deliver a general release to the Company in the form attached as Exhibit A attached hereto.

     8.   GENERAL PROVISIONS.

          8.1 NOTICES. All notices, requirements, requests, demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been set by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below, and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or
(iv) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

IF TO THE COMPANY, TO:   4540 W. Valerio Street
                         Burbank, CA 91505

IF TO EXECUTIVE TO:      Jon Corfino
                         25597 Via Velador
                         Valencia, CA 91355

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          8.2 ASSIGNMENT. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable, nor may be the services to be performed hereunder be assigned by the Company to any person, firm or corporation; PROVIDED HOWEVER, that this Agreement and the benefits hereunder may be assigned by the Company to any corporation into which the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation, subject, however, to Executive's right to terminate this Agreement to the extent provided herein.

          8.3 COMPLETE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

          8.4 AMENDMENTS. This Agreement may be modified, amended, superseded or terminated only by a writing duly signed by both parties.

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          8.5  SEVERABILITY.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          8.6 NO WAIVER. Any waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          8.7 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

          8.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

          8.9 GOVERNING LAW. This Agreement has been negotiated and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

          8.10 ARBITRATION. The parties hereby expressly agree that any controversy or claim relating to this Agreement, including the construction, enforcement or application of the terms hereof, shall be submitted to arbitration in Los Angeles, California by the American Arbitration Association in accordance with the Commercial Arbitration Rules of such association. The arbitrator shall be a retired judge of the Los Angeles Superior Court or other party acceptable to the parties and the rules of evidence shall apply. The costs of the arbitrator shall be borne equally. Each party shall be responsible for its own attorneys' fees and costs. However, the arbitrator shall have the right to award costs and expenses (including actual attorneys' fees) to the prevailing party as well as equitable relief. The award of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph shall preclude the parties from seeking an injunction or other equitable relief from a court of competent jurisdiction under appropriate circumstances.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has executed the same as of the day and year first above written.

                              IWERKS ENTERTAINMENT, INC.



                              By:  /s/ Roy A. Wright
                                   -----------------------

                                   Its: Chairman and CEO


                                   /s/ Jon Corfino
                                   ---------------------------
                                   Jon Corfino

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                             EXHIBIT A



     WAIVER UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE. With regard to any claims which may exist or arise out of the Executive's current or any prior affiliation with the Company (the "Disputes"), Executive expressly waives all claims against the Company, including, without limitation, any and all rights under Section 1542 of the Civil Code of the State of California which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Executive waives and releases any right or benefit which he has or may have under any similar law or rule of any other jurisdiction pertaining to the Disputes. It is the intention of Executive, through this Agreement, fully, finally, and forever to settle and release all such matters and claims relative thereto which have existed, do now exist or may exist between the parties arising out of or related to the Disputes. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional claims or facts relating thereto.